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OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS
----------------------------------------------------------------------------------------------------------------------
                                                                   Three Months Ended              Six Months Ended
                                                                -------------------------    -------------------------
                                                                  April 28,     April 29,      April 28,     April 29,
                                                                    2002          2001           2002          2001
BASIC:

Net income (loss) available
          for common shareholders                               $ 4,115,000   $(1,159,000)   $ 2,225,000   $(3,373,000)
                                                                ===========   ===========    ===========   ===========
Weighted average number
          of common shares outstanding                            5,874,000     5,866,000      5,874,000     5,858,000
                                                                ===========   ===========    ===========   ===========
Basic earnings (loss) per common share                          $      0.70   $     (0.20)   $      0.38   $     (0.58)
                                                                ===========   ===========    ===========   ===========

DILUTED:

Net income (loss) available
          for common shareholders                               $ 4,115,000   $(1,159,000)   $ 2,225,000   $(3,373,000)
                                                                ===========   ===========    ===========   ===========
Weighted average number
          of common shares outstanding                            5,874,000     5,866,000      5,874,000     5,858,000

Dilutive effect of stock options                                       --            --             --            --
                                                                -----------   -----------    -----------   -----------
Weighted average number
          of common shares outstanding                            5,874,000     5,866,000      5,874,000     5,858,000
                                                                ===========   ===========    ===========   ===========
Diluted earnings (loss) per common share                        $      0.70   $     (0.20)   $      0.38   $     (0.58)
                                                                ===========   ===========    ===========   ===========
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